December 10, 2008

State Street Bank and Trust Company

801 Pennsylvania Avenue

Kansas City, MO 64105

Attn: Vice President, Custody

Dear Sir or Madam:

Lord Abbett Municipal Income Trust (the “Fund”), as a party to the Custodian and Investment Accounting Agreement between various Lord Abbett-sponsored mutual funds and State Street Bank and Trust Company (“State Street”) dated November 1, 2001 (the “Agreement”), requests an amendment to the Agreement pursuant to Section 17.

Section 17 of the Agreement provides that, “in the event that a Fund establishes one or more series with respect to which it desires to have State Street render services as custodian and recordkeeper under the terms [of the Agreement], it shall so notify State Street in writing, and if State Street agrees in writing to provide such services, such series of Shares shall become a Portfolio [under the terms of the Agreement].” This letter is to notify State Street that on September 11, 2008 the Fund’s Board executed an Amendment to the Declaration and Agreement of Trust establishing a new Series of the Fund, the legal name of which is as follows: Lord Abbett Short Duration Tax Free Fund (the “Portfolio”). It is the Fund’s desire to have State Street render services as custodian and recordkeeper to the Portfolio under the terms of the Agreement; therefore, the Fund requests that State Street agree, in writing, to provide such services to the Portfolio thereby making the Portfolio a Portfolio under the terms of the Agreement.

Attached is an Amended Exhibit A to the Agreement that shows the entity names and series of each fund that participates in the Agreement as of the close of business on December 10, 2008.

It is currently anticipated that the registration statement for the Portfolio will become effective on December 10, 2008. Accordingly, we appreciate your prompt attention to this matter. Please indicate State Street’s acceptance by signing below.

Lord Abbett Municipal Income Trust

/s/ Lawrence H. Kaplan
Lawrence H. Kaplan
Vice President and Secretary

Accepted:

/s/ Joseph C. Antonellis
Vice Chairman State Street Bank and Trust Company Enclosures

EXHIBIT A (amended as of December 10, 2008)1

ENTITY AND SERIES	TYPE OF ENTITY	JURISDICTION

Lord Abbett Affiliated Fund, Inc.	Corporation	Maryland
Lord Abbett Blend Trust	Statutory Trust	Delaware
Lord Abbett Small-Cap Blend Fund
Lord Abbett Bond-Debenture Fund, Inc.	Corporation	Maryland
Lord Abbett Developing Growth Fund, Inc.	Corporation	Maryland
Lord Abbett Global Fund, Inc.	Corporation	Maryland
Lord Abbett Global Allocation Fund
Lord Abbett Developing Local Markets Fund
Lord Abbett Investment Trust	Statutory Trust	Delaware
Lord Abbett Balanced Strategy Fund
Lord Abbett Convertible Fund
Lord Abbett Core Fixed Income Fund
Lord Abbett Diversified Equity Strategy Fund
Lord Abbett Diversified Income Strategy Fund
Lord Abbett Floating Rate Fund
Lord Abbett Growth & Income Strategy Fund
Lord Abbett High Yield Fund
Lord Abbett Income Fund
Lord Abbett Short Duration Income Fund
Lord Abbett Total Return Fund
Lord Abbett Large-Cap Growth Fund	Statutory Trust	Delaware
Lord Abbett Mid-Cap Value Fund, Inc.	Corporation	Maryland
Lord Abbett Municipal Income Fund, Inc.	Corporation	Maryland
Lord Abbett California Tax-Free Income Fund
Lord Abbett Connecticut Tax-Free Income Fund
Lord Abbett Hawaii Tax-Free Income Fund
Lord Abbett Missouri Tax-Free Income Fund
Lord Abbett National Tax-Free Income Fund
Lord Abbett New Jersey Tax-Free Income Fund
Lord Abbett New York Tax-Free Income Fund
Lord Abbett Municipal Income Trust	Statutory Trust	Delaware
Georgia Series
Lord Abbett High Yield Municipal Bond Fund
Lord Abbett Intermediate Tax-Free Fund
Pennsylvania Series Lord Abbett Short Duration Tax Free Fund
Lord Abbett Research Fund, Inc.	Corporation	Maryland
Lord Abbett America’s Value Fund
Lord Abbett Growth Opportunities Fund
Lord Abbett Large-Cap Core Fund
Small-Cap Value Series

[1]	As amended on December 10, 2008 to reflect the addition of the Lord Abbett Short Duration Tax Free Fund, a series of Lord Abbett Municipal Income Trust.

A-1

Lord Abbett Securities Trust	Statutory Trust	Delaware
Lord Abbett All Value Fund
Lord Abbett Alpha Strategy Fund
Lord Abbett International Core Equity Fund
Lord Abbett International Dividend Income Fund
Lord Abbett International Opportunities Fund
Lord Abbett Large-Cap Value Fund
Lord Abbett Micro-Cap Growth Fund
Lord Abbett Micro-Cap Value Fund
Lord Abbett Value Opportunities Fund
Lord Abbett Series Fund, Inc.	Corporation	Maryland
All Value Portfolio
America’s Value Portfolio
Bond-Debenture Portfolio
Growth and Income Portfolio
Growth Opportunities Portfolio
International Portfolio
Large-Cap Core Portfolio
Mid-Cap Value Portfolio

Lord Abbett U.S. Government & Government Sponsored Enterprises Money Market Fund, Inc.	Corporation	Maryland

A-2